Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fabrinet of our report dated August 20, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Fabrinet’s Annual Report on Form 10-K for the year ended June 28, 2019.

/s/ PricewaterhouseCoopers ABAS Ltd.

PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand

December 12, 2019